EXHIBIT  99.1
                        Quarterly Brochure Financial Data


INCOME STATEMENT (unaudited)

                                                  Three Months Ended
                                              03/31/07        03/31/06
Interest Income                             $10,864,501     $ 9,656,279
Interest Expense                              3,121,935       2,520,467
                                            ---------------------------
Net Interest Income                           7,742,566       7,135,812
Other Income                                  2,570,220       2,334,975
Less: Other Operating Expenses                6,846,481       6,528,670
                                            ---------------------------
Income Before Income Taxes                    3,466,305       2,942,117
Provision for Income Taxes                    1,186,500         952,000
                                            ---------------------------
Net Income                                  $ 2,279,805     $ 1,990,117
Net Income Per Common Share                 $      0.26     $      0.23


BALANCE SHEET (UNAUDITED) MARCH 31, 2007 AND 2006 ******************************

ASSETS                              2007            2006        LIABILITIES & EQUITY                 2007            2006
Cash and Due                  $  27,388,426   $  25,900,217     Non Interest Bearing           $ 132,791,575   $ 143,873,609
Investment Securities           113,729,385     132,444,219     Interest Bearing                 501,043,425     474,058,776
Federal Funds Sold               38,082,642      26,667,164                                    -----------------------------
Total Loans                     531,168,749     503,200,951     Total Deposits                   633,835,000     617,932,385
Reserve for Loan Losses          (5,715,071)     (5,672,859)    Short Term Debt                    1,324,614         133,337
                              -----------------------------     Other Liabilities                  1,810,012       1,581,768
                                                                                               -----------------------------
Net Loans                       525,453,678     497,528,092     Total Liabilities                636,969,626     619,647,490
Bank Premises & Equipment        20,127,925      20,760,828     Common Stock                       8,822,945       8,674,960
Cash surrender value of                                         Additional Paid-In Capital        25,039,320      22,323,779
  life insurance                 11,282,221      10,857,865     Retained Earnings                 70,658,699      69,047,236
Other Assets                      5,426,313       5,535,080                                    -----------------------------
                              -----------------------------     Total Stockholders' Equity       104,520,964     100,045,975
                                                                                               -----------------------------
Total Assets                  $ 741,490,590   $ 719,693,465     Total Liabilities & Equity     $ 741,490,590   $ 719,693,465
                              =============================                                    =============================

                                 Stock Valuation

The Corporation's stock is traded on the over-the-counter market under the trading symbol "TRCY." Trading in the Corporation's stock is irregular. The Corporation believes that no established trading market for the Corporation's stock exists. For purposes of the Corporation's Automatic Dividend Reinvestment Plan, the Board of Directors is required to establish the "Fair Market Value" of the Corporation's stock on a quarterly basis based on factors set forth in the Dividend Reinvestment Plan. The following table sets forth the Fair Market Value established under the Dividend Reinvestment Plan over the past two years.

January 2007       $19.35                     January 2006       $   19.35
October 2006        19.35                     October 2005           19.35
July 2006           19.35                     July 2005              19.35
April 2006          19.35                     April 2005             19.60